Exhibit 10.2

October 19, 2023

Hicks Holdings Operating LLC

2200 Ross Ave., Ste. 4600W

Dallas, TX 75201

Attn: Thomas O. Hicks

Mr. Hicks:

HH-BDH LLC, a Delaware limited liability company (“HH-BDH”), has agreed to make a loan (the “HH-BDH Loan”) to Beneficient Financing, L.L.C. (the “Borrower”) evidenced by that certain Credit and Guaranty Agreement (“Credit Agreement”), dated as of the date hereof, by and among the Borrower, Beneficient Company Holdings, L.P. (the “Guarantor”) and HH-BDH. The HH-BDH Loan is secured, in part, by a pledge of certain alternative assets held by the Guarantor or a subsidiary thereof.

To make the HH-BDH Loan, HH-BDH must borrow capital (the “Lender Loan”) from one or more unaffiliated financial institutions (collectively, the “Lender”). As an inducement to the Lender and at the request of the Borrower and the Guarantor, the sole member of HH-BDH, Hicks Holdings Operating LLC, a Texas limited liability company (“HHO”), has agreed to assign to HH-BDH all of its rights, title and interest in and to the following partnership interests of the Guarantor: Preferred Series A Subclass 0 Unit Accounts with a capital account balance of $15,320,238, Preferred Series A Subclass 1 Unit Accounts with a capital account balance of $48,059,237, 48 Class S Preferred Units and 291,163 Class S Ordinary Units held by HH-BDH (the “Pledged Guarantor Interests”). HHO’s membership interest in HH-BDH (collectively with the Pledged Guarantor Interests, the “Pledged Equity Interests”) and the Pledged Guarantor Interests will serve as collateral for the Lender Loan (together, the “HHO Pledge”).

A default under the HH-BDH Loan may result in a loss, liability, claim, damage, penalty, judgment, disbursement, cost or expense, including attorneys’ fees and expenses (collectively, “Losses”), by HHO, including without limitation, the loss of the Pledged Equity Interests on account of a foreclosure or other exercise of rights by the Lender or the administrative agent for the Lender Loan.

Given the substantial benefits received by the Borrower and Guarantor from the HH-BDH Loan, a condition precedent to which is the HHO Pledge, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto hereby unconditionally and irrevocably agree as follows:

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1. Replacement Equity Interests.

(a) If (i) the Borrower and/or Guarantor default under the Credit Agreement or any other Loan Document and (ii) such default results in a foreclosure of the Lender’s security interests on, or forfeiture for any other reason in accordance with the agreements governing the Lender Loan of, all or any part of the Pledged Equity Interests, the Guarantor will promptly (and no later than 10 calendar days after written demand by HHO) issue to HHO or its designee, as applicable, Preferred Series A Subclass 0 Unit Accounts with a capital account balance of $15,320,238, Preferred Series A Subclass 1 Unit Accounts with a capital account balance of $48,059,237, 48 Class S Preferred Units and 291,163 Class S Ordinary Units, as adjusted for any interest split, interest distribution, combination or other recapitalization or reclassification effected after the date hereof), or, in the discretion of HHO, equivalent securities of equal fair market value (as determined by HHO in its good faith discretion) to the value of the Pledged Guarantor Interests at the time of the applicable foreclosure or other loss (such newly issued equity interests referred to as the “Replacement Equity Interests”); provided, however that, if less than all Pledged Equity Interests have been foreclosed on or forfeited, the foregoing capital account balances and numbers of Units comprising the Replacement Equity Interests shall be reduced on a class-by-class and subclass-by-subclass basis, as applicable, to the extent necessary to ensure that HHO and its affiliates do not receive additional value relative to the value held by HHO and its affiliates immediately prior to the foreclosure or forfeiture.

(b) Upon issuance to HHO or its designee in accordance with the foregoing, the Replacement Equity Interests will be (i) validly issued, (ii) free of any preemptive rights and (ii) free and clear of any lien, security interest, tax lien, pledge, charge, hypothecation, collateral assignment, preference, priority or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise, affecting such interests (collectively, “Encumbrances”), except Encumbrances arising under applicable federal and state securities laws and the Eighth Amended and Restated Limited Partnership Agreement of the Partnership, dated June 7, 2023 (the “Partnership Agreement”), as such may have been amended or restated in accordance with its terms prior to such date.

(c) Beneficient Company Group, L.L.C., a Delaware limited liability company (“Ben LLC”), shall cause a Ben LLC Class A Unit (as defined in the Partnership Agreement) to be issued for each Class A Unit (as defined in the Partnership Agreement) issued to HHO pursuant to this letter agreement in accordance with the terms of the Partnership Agreement.

(d) Each of the Guarantor and Ben LLC shall at all times have authorized, and reserve, free from preemptive rights, out of its authorized but unissued equity interests, solely for the purpose of complying with its obligations under this letter agreement, a sufficient number of Units (in the case of the Guarantor) and Ben LLC Class A Units (in the case of Ben LLC) to provide for the issuances of equity securities contemplated by this letter agreement.

(e) Notwithstanding the terms above and the terms of the Partnership Agreement, the Replacement Equity Interests shall not be convertible into securities of Beneficient, a Nevada corporation, unless and until any such conversion is approved by the shareholders of Beneficient in accordance with the applicable listing guidelines of Nasdaq.

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2. Gross Up. If the issuance of Replacement Equity Interests in accordance with this letter agreement is subject to federal or state tax withholdings or does or would result in the incurrence of income or capital gains taxes, or the incurrence of any other tax liability of any kind, by HHO or its direct or indirect members, as determined in good faith by HHO, then the Guarantor shall issue an additional number of Units of each class comprising part of the Replacement Equity Interests to HHO to the extent necessary to ensure that HHO and its direct or indirect members receive a value net of any withholding, deduction and taxes equal to the value that they would have received had no such deduction, withholding or taxes been made or required to be made.

3. Indemnification. THE GUARANTOR SHALL INDEMNIFY HHO AND ITS AFFILIATES (EACH, AN “INDEMNITEE”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY LOAN PARTY (AS DEFINED IN THE CREDIT AGREEMENT) OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF ANY LOAN PARTY OR ANY OF THEIR SUBSIDIARIES, (E) ANY LOAN UNDER THE CREDIT AGREEMENT OR USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, (F) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED OR PROSPECTIVE INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY LOAN PARTY OR (G) THE HHO PLEDGE. WITHOUT LIMITING ANY PROVISION OF THIS LETTER AGREEMENT OR OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF SUCH INDEMNITEE (OR THE REPRESENTATIVES OF SUCH PERSON); provided that such indemnity shall not, as to any Indemnitee, be available to the extent such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from (i) the gross negligence or willful misconduct of such Indemnitee, (ii) a claim brought by a Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any Loan Document or (iii) a claim not involving an act or omission of a Loan Party that is brought by an Indemnitee against another Indemnitee. Any amount to be paid under this Section 3 shall be a demand obligation owing by the Guarantor and if not paid within ten (10) business days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable law, from the date of expenditure until

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paid at a rate per annum equal to the Default Interest Rate (as defined in the Credit Agreement). The obligations of the Guarantor under this Section shall survive payment of the Notes (as defined in the Credit Agreement) and other obligations in the Credit Agreement and the assignment of any right thereunder.

4.  Further Assurances. The parties hereto acknowledge and agree that the purpose of this letter agreement is to ensure that, if there is a default under the Credit Agreement or any other Loan Document that results, directly or indirectly, in the incurrence of any Loss by HHO or any of its direct or indirect members, including, without limitation, any Loss associated with the loss of ownership of any Pledged Equity Interests, HHO will be made whole. Each of the Guarantor and Ben LLC shall, and shall cause each of its affiliates to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by HHO to carry out the provisions and purposes of this letter agreement. In furtherance and not limitation of the foregoing, upon request by HHO at any time in its discretion, (a) Guarantor will issue to HHO a warrant to purchase Replacement Equity Interests with terms and conditions consistent in all material respects with Section 1 and upon such other reasonable and customary terms and conditions as HHO may otherwise request and (b) upon issuance of any such warrant, Section 1 shall be void and of no further force or effect.

5. Miscellaneous.

(a) Ben LLC shall cause the Guarantor to comply with its obligations under this letter agreement punctually and in all respects.

(b) As used herein, “Loan Documents” has the meaning set forth in the Credit Agreement.

(c) THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Each of the Guarantor and Ben LLC irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against HHO or any Related Party (as defined in the Credit Agreement) of HHO in any way relating to this letter agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this letter agreement or in any Loan Document shall affect any right HHO may otherwise have to bring any action or proceeding relating to this letter agreement or any Loan Document against any Loan Party or its

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properties in the courts of any jurisdiction. Each of the Guarantor and Ben LLC irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this letter agreement or any Loan Document in any court referred to in this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FEE LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FEE LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(e) This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This letter agreement shall become effective upon its execution. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this letter agreement.

(f) Each party hereto acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this letter agreement with its legal counsel and that this letter agreement shall be construed as if jointly drafted each party hereto.

[signature pages follow]

If the foregoing accurately reflects your understanding of our agreement, please so indicate by signing below.

Beneficient Company Holdings, L.P.
By:	Beneficient Company Group, L.L.C., its general partner
By:	Beneficient, its managing member

By:	/s/ James G. Silk
Name: James G. Silk
Title: Executive Vice President & Chief Legal Officer

Beneficient Company Group, L.L.C.
By:	Beneficient, its managing member

By:	/s/ James G. Silk
Name: James G. Silk
Title: Executive Vice President & Chief Legal Officer

AGREED TO AND ACCEPTED

this 19th day of October, 2023

Hicks Holdings Operating LLC

By:	/s/ Thomas O. Hicks
Thomas O. Hicks Manager